EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                DOMINIC ORSATTI

                                      AND

                        OLYMPIC ENTERTAINMENT GROUP, INC




As of January 15, 1997


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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") made as of January 15, 1997 between Olympic Entertainment Group, Inc., a Nevada corporation (the "Company"), and Dominic Orsatti ("Executive"). Capitalized words which are not otherwise defined herein shall have the meanings assigned to such words in Section 8 of this Agreement.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ Executive as Chairman of the Board and Chief Executive Officer and Executive desires to perform such duties on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Term of Employment Under the Agreement. The term of Executive's employment under this Agreement (the "Term") shall commence on January 15, 1997 (the "Effective Date") and shall continue until the fifth anniversary of the Effective Date. For purposes of this Agreement, "Contract Year" means each 12-month period during the term beginning on the Effective Date or anniversary thereof, and "Fiscal Year" means the Company's fiscal year.

     2. Employment During the Term. During the Term, Executive shall be employed as the Chairman and Chief Executive Officer of the Company and shall report directly to the Board of Directors of the Company (the "Board"), and Executive's duties and responsibilities to the Company shall be consistent in all respects with such positions. During the Term, the Company will take all steps reasonably necessary to assure that Executive continue to be elected or appointed to the Board. Executive shall devote substantially all of Executive's business time, attention, skills and efforts exclusively to the business and affairs of the Company. Executive's principal place of employment shall be the executive offices of the Company as established from time to time, although Executive understands and agrees that he may be required to travel from time to time for business purposes.

     3. Compensation During the Term.

          (a) Base Salary. As compensation to Executive for all services rendered to the Company and its subsidiaries, the Company will pay Executive a base salary (the "Base Salary") at the rate of $480,000 per annum, a portion of which Executive may decline until the occurrence of certain events set forth hereinafter ("Certain Events"). Executive's Base Salary will be paid to Executive in accordance with the Company's regular payroll practices applicable to its executive officers. Executive's rate of Base Salary will be reviewed annually by the Board and may be increased by the Board on the basis of such review.




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          (b) Bonus.  Executive  shall be eligible to earn an annual  bonus (the
"Bonus") for each whole or partial Fiscal Year during the Term. The Bonus for each given Fiscal Year will be paid within 90 days following the end of the Fiscal Year to which such Bonus relates. The Bonus shall be based upon the Company achieving one or more performance goals established in good faith and approved by the Board for such Fiscal Year. The performance goal or goals applicable to the Bonus for the Fiscal Year of the Company that includes the Effective Date will be established within 60 days following the Effective Date. The performance goals for the Bonus for subsequent Fiscal Years will be established, to the extent practicable, prior to the start of the applicable Fiscal Year, but in no event later than 90 days following the commencement of the Fiscal Year. However, should the performance goal for any subsequent year not be established for any reason, then the Bonus will remain the same as in the prior year. The Bonus in effect on the day hereof is payment to Executive of $10,000 per new affiliate signed and in compliance with the license agreement.

          (c) Benefits. During the Term, Executive shall be eligible to participate in all welfare and fringe benefit plans and arrangements that the Company provides to its executive employees in accordance with the terms of such plans and arrangements, which shall be no less favorable to Executive, in the aggregate, than the terms and provisions available to other executive employees of the Company. Subject to Executive's insurability at standard commercial rates, in lieu of Executive participating in the Company's regular life insurance programs, the Company agrees to maintain a whole life insurance policy for Executive during the Term with a death benefit equal to 10 times Executive's annual rate of Base Salary.

          (d) Expenses. The Company will reimburse Executive in accordance with its regular policies and practices for business expenses reasonably incurred by Executive in connection with the performance of Executive's duties under this Agreement, subject to Executive's presentation of appropriate documentation of such expenses.

     4. Long-Term Incentive Compensation. In order to align Executive's interests more closely with those of the Company's stockholders, the Company will offer the following long-term incentive compensation arrangements to Executive, subject to the terms and conditions set forth below.

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          (a)  Stock  Option.   Subject  to  Section  4(b)  below,  as  soon  as
practicable after the Effective Date, the Company will grant to Executive a stock option (the "Option") covering 800,000 shares of common stock of the Company (the "Common Stock"). The per share exercise price of the Option shall be Eighty percent (80%) of the per share Fair Market Value on the Granting Date. The Option shall become vested and exercisable with respect to 20% (160,000) of the shares of Common Stock subject thereto on the Initial Vesting Date and on each of the second through fifth anniversaries of the Effective Date, provided that Executive has remained in the continuous full-time employ of the Company through each such vesting date. The Option will be subject to the terms and provisions of the Option Agreement attached hereto and such other terms as the Board may specify and set forth in the applicable Option Agreement.

          (b) Registration; Reservation of Shares. To the extent practicable, the Company will undertake to register the Option and the shares of Common Stock underlying the Option on Form S-8 under the Securities Act. The previous sentence, however, shall not in any way be construed as (i) prohibiting the Company from engaging in any transaction (including a transaction that will result in a Change in Control), (ii) requiring the Company to file any reports under the Exchange Act or to maintain its registration under the Exchange Act if such registration is not otherwise required or (iii) requiring the registration of the Option and the shares of Common Stock underlying the Option on Form S-8 (or any other form) if Form S-8 is not available to the Company. As soon as practicable following the Effective Date, the Company shall reserve for issuance 800,000 shares of Common Stock for issuance in connection with the grant of the Option.

     5. Effect of Termination of Employment.

          (a) Right to Resign Following a Year One Change in Control. In the event of a Year One Change in Control, Executive shall have the right to resign for any reason or for no stated reason during the Election Window. In the event of such a resignation, the Company shall pay Executive the full amount of the accrued but unpaid Base Salary Executive has earned through the Date of Termination, plus a cash payment (calculated on the basis of Executive's rate of Base Salary then in effect) for all unused vacation time which Executive may have accrued as of the Date of Termination. In addition, the Company shall pay Executive on the Severance Payment Date an "all in" cash lump sum payment of $5 million and the aggregate amount of any deferred Base Salary. Executive will relinquish, as of the Date of Termination, the Option, and the right to any additional payments or benefits from the Company under this Agreement. The provisions of the Section 5(a) shall not apply if, at the time of Executive's resignation, the Company is entitled to terminate Executive's employment for Cause.

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

          (b) Involuntary Termination Prior to the Initial Vesting Date. In the event of Executive's Involuntary Termination prior to the Initial Vesting Date, the Company shall pay Executive the full amount of the accrued but unpaid Base Salary Executive has earned through the Date of Termination, plus a cash payment (calculated on the basis of Executive's rate of Base Salary then in effect) for all unused vacation time which Executive may have accrued as of the Date of Termination. In addition, the Company shall pay Executive on the Severance Payment Date an "all in" cash lump sum payment of $5 million and the aggregate amount of any deferred Base Salary. Executive will relinquish as of the Date of Termination the Option and the right to any additional payments or benefits from the Company under this Agreement.

          (c) Involuntary Termination On or After the Initial Vesting Date.

               (i) In the event of Executive's Involuntary Termination on or after the Initial Vesting Date, the Company shall pay Executive the full amount of the accrued but unpaid Base Salary Executive has earned through the date of such Involuntary Termination, plus a cash payment (calculated on the basis of Executive's rate of Base Salary then in effect) for all unused vacation time which Executive may have accrued as of the date of Involuntary Termination. In addition, the Company shall pay Executive on the Severance Payment Date a cash lump sum amount equal to the sum of (i) the Base Salary payable to Executive for the remaining portion of the Term and (ii) Executive's annual rate of Base Salary (at the rate then in effect, including deferments) times the number of whole and partial Contract Years remaining in the Term. In the event of an Involuntary Termination on or after the Initial Vesting Date, Executive will retain the portion of the Option that has vested on or prior to the Date of Termination. In addition, if Executive's employment is Involuntarily Terminated (i) on or after the Initial Vesting Date and (ii) on or after a Change in Control (other than a Year One Change in Control), Executive shall also vest in an additional portion of the Option on the Date of Termination

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          determined by a fraction, the numerator of which is the number of days in such Fiscal Year up to and including the Date of Termination and the denominator of which is 365 (the "Change in Control Fraction"). Executive will retain the number of shares of Common Stock in which the Option was scheduled to vest on the anniversary of the Effective Date occurring on or immediately following the Date of Termination by the Change in Control Fraction. The vested portion of the Option will remain exercisable for 365 days following the Date of Termination. Any remaining unvested portion of the Option will be forfeited as of the Date of Termination.

               (ii) In the event of Executive's Involuntary Termination on or after the Initial Vesting Date, Executive and his eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period (as hereinafter defined) in the medical, dental, health and life insurance plans applicable to Executive immediately prior to Executive's Involuntary Termination on the same terms and conditions in effect for Executive and Executive's dependents immediately prior to such Involuntary Termination. For purposes of the previous sentence, "Benefit Continuation Period" means the period beginning on the date of Date of Termination and ending on the first anniversary of the Date of Termination; provided, however, that Executive's coverage under such plans and arrangements shall end on the date that Executive and Executive's dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to Executive and Executive's dependents. Following the end of the Benefit Continuation Period, Executive shall be eligible to elect any applicable
          "continuation coverage" under the Code as if the last day of the Benefit Continuation Period was the date of Executive's "qualifying event" for such continuation coverage.

               (iii) Except as otherwise provided in this Section 5(c), as of the Date of Termination, Executive will relinquish the right to any additional payments or benefits from the Company under this Agreement.

          (d) Termination for Cause; Resignation Without Good Reason. In the event Executive resigns without Good Reason or Executive is terminated by the Company for Cause at any time during the Term, the Company shall pay Executive the full amount of the accrued but unpaid Base Salary Executive has earned through the Date of Termination, plus a cash payment (calculated on the basis of Executive's rate of Base Salary then in effect) for all unused vacation time which Executive may have accrued as of the Date of Termination. In addition, the Company shall pay Executive on the Severance Payment Date an "all in" cash lump sum payment of $5 million. Executive will immediately forfeit as of the Date of Termination the then unvested portion of the Option that have not been earned as of the Date of Termination. Executive will retain the portion of the Option that has vested on or prior to the Date of Termination which will remain exercisable for 365 days following the Date of Termination.

          (e) Death or Disability. If Executive's employment with the Company ends as a result of Executive's death or Disability during the Term, the Company shall pay Executive (or, in the event of Executive's death, Executive's Beneficiary) the full amount of the accrued but unpaid Base Salary Executive has earned through the Date of Termination, plus a cash payment (calculated on the basis of Executive's rate of Base Salary then in effect) for all unused vacation time which Executive may have accrued as of the Date of Termination. In addition, the Company shall pay Executive (or, in the event of Executive's death, Executive's Beneficiary) on the Severance Payment Date an "all in" cash lump sum payment of $5 million. Executive will retain the portion of the Option that has vested on or prior to the Date of Termination which will remain exercisable in accordance with the provisions of the Option Agreement. In addition, in the event of Executive's death, the Option will continue to vest in accordance with the provisions of the Option Agreement during the 12-month period beginning on the date of Executive's death. Any remaining portion of the Option which has not vested by the end of the period described in the previous sentence will be forfeited. Except as otherwise provided in this Section 5(e), as of the Date of Termination, Executive will relinquish the right to any additional payments or benefits from the Company under this Agreement.

          (f) Date and Notice of Termination. Any termination of Executive's employment by the Company for cause (as defined herein) or by Executive during the Term shall be communicated by a notice of termination to the other party hereto (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. The date of Executive's termination of employment with the Company and its subsidiaries (the "Date of Termination") shall be determined as follows:

               (i) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is delivered to Executive by the Company (provided that Executive shall not have returned to the full-time performance of Executive's duties during such thirty (30) day period),



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               (ii) if Executive's employment is terminated by the Company in an
          Involuntary Termination, the date the Notice of Termination is delivered to Executive by the Company,

               (iii) if Executive's employment is terminated by the Company for Cause, subject to the applicable cure provisions, the date such notice is delivered to Executive by the Company and

               (iv) if Executive resigns during the Election Window, the date the Notice of Termination is delivered to the Company by Executive. If the basis for Executive's Involuntary Termination is Executive's resignation for Good Reason, the Date of Termination shall be, subject to the applicable cure provisions, ten (10) days after the date Executive's Notice of Termination is delivered to the Company by Executive. The Date of Termination for a resignation of employment other than for Good Reason other than during the Election Window shall be the date the Notice of Termination is delivered to Executive by the Company. The Date of Termination in the event of Executive's death shall be the date of Executive's death. If Executive's employment ends as a result of the expiration of the Term, the Date of Termination shall be the last day of the Term.

          (g) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer.

     6. Additional Payment.

          (a) Gross-Up Payment. Notwithstanding anything herein to the contrary, if it is determined that any Payment would be subject to the excise tax imposed by the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then Executive shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place Executive in the same after-tax economic position that Executive would have enjoyed if the Excise Tax had not applied to the Payment. The amount of the Gross-Up Payment shall be determined by such formula as the Accounting Firm deems appropriate which is intended to achieve the same result.

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          (b)  Determination of Gross-Up  Payment.  Subject to the provisions of
Section 5, all determinations required under this Section 6, including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Executive and the Company within fifteen (15) days of the Change in Control Date, Executive's Date of Termination after the Change in Control Date or any other date reasonably requested by Executive or the Company on which a determination under this Section 6 is necessary or advisable. The Company shall pay to Executive the initial Gross-Up Payment within 5 days of the receipt by Executive and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, the Company shall cause the Accounting Firm to provide Executive with an opinion
that  the  Accounting  Firm  has  substantial   authority  under  the  Code  and
Regulations not to report an Excise Tax on Executive's federal income tax return. Any determination by the Accounting Firm shall be binding upon Executive and the Company. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by Executive with respect to any Payment (hereinafter an "Underpayment"), the Company, after exhausting its remedies under Section 6(c) below, shall promptly pay to Executive an additional Gross-Up Payment in respect of the Underpayment.

          (c) Procedures. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after Executive knows of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. Executive agrees not to pay the claim until the expiration of the thirty-day period following the date on which Executive notifies the Company, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period"). If the Company notifies Executive in writing prior to the expiration of the Notice Period that it desires to contest the claim, Executive shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to Executive; (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. Executive shall permit the Company to control all proceedings related to the

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claim and,  at its  option,  permit  the  Company to pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim. If requested by the Company, Executive agrees either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that, if the Company directs Executive to pay such claim and pursue a refund, the Company shall advance the amount of such payment to Executive on an after-tax and interest-free basis (the "Advance"). The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Company does not notify Executive in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay to Executive an additional Gross- Up Payment in respect of the excess parachute payments that are the subject of the claim, and Executive agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

          (d) Repayments. If, after receipt by Executive of an Advance, Executive becomes entitled to a refund with respect to the claim to which such Advance relates, Executive shall pay the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by Executive of an Advance, a determination is made that Executive shall not be entitled to any refund with respect to the claim and the Company does not promptly notify Executive of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by Executive and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to Executive.

          (e) Further Assurances. The Company shall indemnify Executive and hold Executive harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by Executive with respect to the exercise by the Company of any of its rights under this Section 6, including, without limitation, any Losses related to the Company's decision to contest a claim or any imputed income to Executive resulting from any Advance or action taken on Executive's behalf by the Company hereunder. The Company shall pay all legal fees and expenses incurred under this Section 6, and shall promptly reimburse Executive for the reasonable expenses incurred by Executive in connection with any actions taken by the Company or required to be taken by Executive hereunder. The Company shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in Section 6(b).

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     7. Successors; Binding Agreement; Attorneys Fees.

          (a) Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree in writing, with a copy to Executive, to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

          (b) Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Executive (and Executive's personal representatives and heirs) and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees or other Beneficiary. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's Beneficiary.

     8. Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below:

     "Accounting Firm" shall mean Houldsworth, Russo & Company or, if such firm is unable or unwilling to perform such calculations, such other national accounting firm as shall be designated by agreement between Executive and the Company.

     "Beneficiary" shall mean the person or persons designated by Executive in writing to receive any benefits payable to Executive hereunder in the event of Executive's death or, if no such persons are so designated, Executive's estate. No Beneficiary designation shall be effective unless it is in writing and received by the Company prior to the date of Executive's death.

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

     "Cause" shall mean a termination of Executive's employment during the Term which is a result of (i) Executive's felony conviction or Executive's plea of "no contest" to a felony, (ii) Executive's willful disclosure of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries, or (iii) Executive's willful and continued failure substantially to perform Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by Executive for Good Reason) after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, and which performance is not substantially corrected by Executive within 10 days of delivery of such demand to Executive. For purposes of the previous sentence, no act or failure to act on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive were guilty of conduct set forth above in clause (i), (ii) or (iii) of the first sentence of this section and specifying the particulars thereof in reasonable detail.

     "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Agreement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if: (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under
Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; (ii) during any period of two (2) consecutive years (not including any period prior to the

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

execution of this Agreement) individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction; (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed.

     "Change in Control Date" shall mean the date on which the Change in Control occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

     "Disability"  shall mean (i)  Executive's  incapacity  due to  physical  or mental illness which causes Executive to be absent from the full-time performance of Executive's duties with the Company for six (6) consecutive months, and (ii) Executive's failure to return to full-time performance of Executive's duties for the Company within thirty (30) days after written Notice of Termination due to Disability is given to Executive. Any question as to the existence of Executive's Disability upon which Executive and the Company cannot agree shall be determined by a qualified independent physician selected by Executive (or, if Executive is unable to make such selection, such selection shall be made by any adult member of Executive's immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to Executive shall be final and conclusive for all purposes of this Agreement.

     "Election Window" shall mean the thirty-day period beginning 180 days following the Change in Control Date applicable to the Year One Change in Control.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.

     "Good Reason" shall mean a resignation of Executive's employment during the Term as a result of any of the following: (i) a meaningful and detrimental alteration in Executive's position, titles, responsibilities or reporting responsibilities from that contemplated under this Agreement; provided, however, that a change in Executive's position, titles, responsibilities or reporting responsibilities as a result of or in connection with a Year One Change in Control shall not constitute an event of Good Reason for purposes of this Agreement; (ii) the failure of the Company to obtain an agreement reasonably satisfactory to Executive from any successor to assume and agree to perform this Agreement, as contemplated in Section 7(a) hereof; or (iii) the reduction by the

Company in Executive's annual rate of Base Salary or the failure of the Company to pay Executive in the time and manner contemplated by Section 3(b) above the Bonus earned by Executive; or (iv) the failure of the Company to grant Executive the Option, in each case, in the manner contemplated by Section 4 above; provided, however, that the failure of the stockholders of the Company to approve the Option grant shall in no event constitute Good Reason hereunder; and provided further, that an event described in this sentence shall not constitute Good Reason unless it is communicated by Executive to the Company in writing within thirty days of the date Executive knows or has reason to know of such event and is not corrected by the Company in a manner which is reasonably satisfactory to Executive (including full retroactive correction with respect to any monetary matter) within 10 days of the date of Executive's delivery of such written notice to the Company.

     "Initial Vesting Date" shall mean the following: 1) In the event a Year One Change in Control occurs, the earlier to occur of (i) the expiration of the Election Window and (ii) 18 months after the Effective Date, but in no event prior to the later to occur of the first anniversary of the Effective Date and the date of the stockholder approval contemplated by Section 4(b) hereof; and 2) In the event a Year One Change in Control does not occur, the first anniversary of the Effective Date.

     "Involuntary   Termination"  shall  mean  (i)  Executive's  termination  of employment by the Company and its subsidiaries other than for Cause or Disability or (ii) Executive's resignation of employment with the Company and its subsidiaries for Good Reason.

     "Payment" means (i) any amount due or paid to Executive under this Agreement, (ii) any amount that is due or paid to Executive under any plan, program or arrangement of the Company and its subsidiaries (including, without limitation, under the equity plans of the Company), and (iii) any amount or benefit that is due or payable to Executive under this Agreement or under any plan, program or arrangement of the Company and its subsidiaries not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under Section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by Executive, including, without limitation, any amounts which must be taken into account under the Code and Regulations as a result of (A) the acceleration of the vesting of any option, restricted stock or other equity award granted hereunder or under any equity plan of the Company, (B) the acceleration of the time at which any payment or benefit is receivable by Executive or (C) any contingent severance or other amounts that are payable to Executive.

     "Regulations" shall mean the proposed, temporary and final regulations under the Code or any successor provisions thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor provisions thereto.

     "Severance Payment Date" shall mean five business days following the later to occur of (i) the Date of Termination applicable under Section 5(a), 5(b) or 5(c), as the case may be, and (ii) the date that all outstanding principal and interest on the Loan has been repaid in full.

     "Taxes" shall mean the federal, state and local income taxes to which Executive is subject at the time of determination, calculated on the basis of the highest marginal rates then in effect, plus any additional payroll or withholding taxes to which Executive is then subject.

     "Year One Change in Control" shall mean a Change in Control occurring on or prior to the first anniversary of the Effective Date.

     9. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Board of Directors, Olympic Entertainment Group, Inc. 2001 East Flamingo Road, Suite 100, Las Vegas, Nevada, 89112 with a copy to legal counsel of the Company, or to Executive at the address set forth on the last page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     10. Miscellaneous.

     (a) Amendments, Waivers, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.

     (b) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (c) Representation. Executive hereby represents and warrants to the Company that the execution and delivery by Executive of this Agreement to the Company will not breach the terms of any contract, agreement or understanding to which Executive is a party. Executive further acknowledges and agrees that a breach of this representation by Executive shall render this Agreement void ab initio and of no further force and effect.

     (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     (e) Withholding. Amounts paid to Executive hereunder shall be subject to all applicable federal, state and local wage withholding.

     (f) Source of Payments. All payments provided under this Agreement (other than payments made pursuant to a plan which provides otherwise or as otherwise expressly provided hereunder), shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Executive will have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     (g) Headings. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

     (h) Arbitration and Expenses. Any controversy or claims arising out of or relating to this Agreement or the breach of this Agreement that cannot be resolved by Executive and the Company, including any dispute as to the calculation of Executive's benefits or any payments hereunder, shall be submitted to arbitration in Los Angeles under the supervision of the American Arbitration Association ("AAA") by one arbitrator to be mutually selected by the Company and Executive, with the AAA to appoint an arbitrator experienced in the resolution of executive employment disputes in the event that the parties are unable to agree on the selection of an arbitrator. The proceedings at arbitration shall be confidential, and all documents and other information relating to the arbitration shall not be disclosed to any third party except as required by law. The award of the arbitrator shall be final and conclusive upon the parties, and the parties shall not contest or seek relief from the award in any court. Judgment upon the arbitration award may be rendered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The Company shall pay or reimburse Executive for any and all costs and expenses reasonably incurred by Executive (including arbitration costs and legal fees and expenses) in clarifying or enforcing Executive's rights under this Agreement if Executive prevails on the merits of the claim in respect of which such legal fees and expenses are incurred, and Executive shall pay or reimburse the Company for any and all costs and expenses reasonably incurred by the Company (including arbitration costs and legal fees and expenses) in clarifying or enforcing its rights under this Agreement if the Company prevails on the merits of the claim in respect of which such legal fees and expenses are incurred.

     (i)  Governing  Law.  The  validity,   interpretation,   construction,  and
performance of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed in such State.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                           -------------------------------------
                                           Dominic Orsatti


                                           OLYMPIC ENTERTAINMENT GROUP, INC.


                                           -------------------------------------
                                           By:   Michael E. Marcovsky, President